UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Credit and Guaranty Agreement

Effective July 19, 2016, Meridian Waste Solutions, Inc. (the “Holdings”), Here to Serve - Missouri Waste Division, LLC (“Missouri Waste”), Here to Serve - Georgia Waste Division, LLC (“Georgia Waste”), Brooklyn Cheesecake & Dessert Acquisition Corp. (“BCDA”), Meridian Land Company, LLC (“Meridian Land”), Christian Disposal, LLC (“Christian Disposal”), and FWCD, LLC (“FWCD” and together with Holdings, BCDA, Missouri Waste, Georgia Waste, Meridian Land, and Christian Disposal, the “Companies”), and certain subsidiaries of Holdings, the Lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for Lenders, Collateral Agent, and Lead Arranger executed and delivered that certain First Amendment to Credit and Guaranty Agreement (the “Amendment”) to amend certain terms and conditions of that certain Credit and Guaranty Agreement, dated as of December 22, 2015, by and among the parties to the Amendment (the “Credit Agreement”).

Pursuant to the Second Amendment, the Credit Agreement is amended by (i) changing Section 6.1(j); (ii) inserting a limited waiver of specific requirements of the Companies, pursuant to Section 8.1, to deliver certain statements and comply with certain covenants. Additionally, pursuant to the Second Amendment, consent was delivered with respect to the Company’s creation of a new class of preferred stock (“Series C Preferred Stock”) in accordance with the Certificate of Designations attached thereto (the “Series C Designations”). The Company authorized 67,361 shares of Series C Preferred, having a stated value of equal to $100 per share and a par value of $0.001 per share and providing for dividends at a rate of 8% per annum. Shares of the Series C Preferred Stock are convertible into shares of the Company’s common stock, par value $0.025 per share (“Common Stock”) at the price of $1.12. In the event of a Qualified Offering, as defined in the Series C Designations, the shares of Series C Preferred Stock will be automatically converted at the lower of $1.12 per share or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. Additionally, the Series C Designations provide for Additional Shortfall Conversions, as defined in the Series C Designations, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of Common Stock by the Company. Series C Preferred Stock has voting rights on an “as converted basis.”

Amended and Restated Common Stock Purchase Warrant

Effective July 19, 2016, in connection with the Second Amendment and the Series C Preferred Stock, the Company issued that certain Amended and Restated Purchase Warrant for Common Shares to Goldman, Sachs & Co. (the “Amended and Restated Warrant”), revised to reflect the authorization of the Series C Preferred Stock and to address issuance of shares thereof, for the purchase of shares of the Company’s common stock equivalent to a 6.5% Percentage Interest (as such term is defined in the Warrant) at a purchase price equal to $449,563, exercisable on or before December 22, 2023. The Warrant Shares may be “put” to the Company for purchase upon the occurrence of certain events, including payment of 75% or more of the obligations under the Credit Agreement. The Warrant grants certain registration rights, including piggyback registration rights and demand registration under Form S-3 (for and so long as the Company is qualified).

The above descriptions of the Second Amendment and Amended and Restated Warrant (collectively, the “GS Financing Documents”) do not purport to be complete and are qualified in their entirety by the full text of the documents themselves, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference.

Closing of Securities Purchase Agreements – Series C Preferred Stock

On July 20, 2016, the Company completed the first closing (the “Closing”) of a private placement offering to accredited investors (the “Offering”) of up to $4,000,000 of Series C Preferred Stock.

In connection with the Closing, the Company entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) with two (2) accredited investors (the “Investors”), and issued an aggregate of 6,500 shares of Series C Preferred Stock for aggregate gross proceeds to the Company of $650,000.

The Company utilized the services of a FINRA registered placement agent for the Offering. In connection with the Closing, the Company will pay such placement agent an aggregate cash fee of $40,625 and will issue to such placement agent or its designees 10,156 shares of Common Stock. The net proceeds to the Company from the Closing, after deducting the forgoing fees and other Offering expenses, are expected to be approximately $609,375.

The Company intends to use the proceeds of the placement for capital expenditures. The Closing occurred following the satisfaction of customary closing conditions.

The representations and warranties contained in the Securities Purchase Agreements were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The above description of the Securities Purchase Agreements do not purport to be complete and are qualified in their entirety by the full text of the form of such document, the form of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities underlying the Amended and Restated Warrant and the securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On July 20, 2016, the Company amended its Certificate of Incorporation by filing the Certificate of Amendment of the Certificate of Incorporation of the Company with the Secretary of State of the State of New York (the “Amendment to Certificate”), which established the Series C Preferred Stock, having such designations, rights and preferences as set forth in the Series C Designations, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and bylaws.

The shares of Series C Preferred Stock rank senior to the Common Stock and have the right to vote together with the holders of Common Stock as one class, with each share of Series C Preferred Stock voting on an “as converted” basis.

The foregoing descriptions of the Amendment to Certificate and the Series C Preferred Stock designations does not purport to be complete and are subject to, and qualified in their entirety by, the Amendment to Certificate, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation*
4.1
Second Amendment to Credit and Guaranty Agreement, dated as of July 19, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger*

4.2	Amended and Restated Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co., dated July 19, 2016*
10.1	Form of Securities Purchase Agreement*

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: July 25, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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